UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2019

Harrow Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35814	45-0567010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 704-4040

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02. Termination of a Material Definitive Agreement.

On August 30, 2019, Park Compounding, Inc. (“Park”) a wholly owned subsidiary of Harrow Health, Inc. (collectively, the “Company”), and Noice Rx, LLC (“Noice”) terminated the Asset Purchase Agreement, dated July 26, 2019 (the “Purchase Agreement”), between the parties. Under the terms of the Purchase Agreement, Park had agreed to sell substantially all its assets associated with its non-ophthalmology pharmaceutical compounding business to Noice, including its pharmacy facility and equipment located in Irvine, California. The closing of the sale transaction was dependent on the California State Board of Pharmacy approving of the sale and issuing a temporary pharmacy and sterile license permit to Noice, which did not occur and led to Park ceasing operations at the close of business on August 27, 2019.

Consistent with the disclosures in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2019, the Company has elected to restructure the Park business and facilitate the transition of certain compounded formulations and related equipment from Park to the Company’s New Jersey-based compounded pharmaceutical production facilities (the “Park Restructuring”). As a result of the Park Restructuring, the Company expects to incur non-cash impairment costs of approximately $4,500,000 related to assets held at Park, primarily associated with property, plant, equipment, goodwill and other intangible assets and, in addition, to incur approximately $300,000 to $500,000 in one-time costs related to severance packages and other costs associated with the Park Restructuring, during the year ended December 31, 2019. Going forward, all compounding business is expected to be consolidated into the Company’s ImprimisRx, LLC wholly owned subsidiary.

The Company expects to reduce the Park compounded product formulary to approximately seven leading stock-keeping-units, based on factors including unit order volumes, revenues and gross margin percentages, and retain approximately half of Park’s revenue. The Company believes that if the Park Restructuring is successfully executed and it retains approximately half of the Park revenue, there will not be a material change to the Company’s consolidated operating earnings and cash produced from operations on a forward-looking basis.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The description regarding the costs set forth under Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 2.05 by reference.

Item 2.06 Material Impairments.

The description regarding the impairments set forth under Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 2.06 by reference.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements including those relating to the transition of the Park business and revenues. Actual events or results may differ materially from those contained in these forward-looking statements including challenges with the reorganization activities. Please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, which identify and address important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Date: August 30, 2019	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer